Exhibit 99.1

DATE: July 29, 2026 CONTACT: Jim Lynch, (408) 367-8200 (analysts) Shannon Dean (408) 367-8243 (media)

For Immediate Release

California Water Service Group

Reports Strong Second Quarter 2026 Financial Results

SAN JOSE, Calif., July 29, 2026 (GLOBE NEWSWIRE) -- California Water Service Group (Group or the Company, NYSE: CWT), a leading publicly traded water utility serving California, Hawaii, New Mexico, Washington, and Texas, today reported strong second quarter 2026 results.

Second Quarter 2026 Results Reflect Resolution of the 2024 California General Rate Case (2024 CA GRC)

The Company reported that second-quarter 2026 results were in line with expectations as the Company received a final decision on the 2024 CA GRC at the end of April. The Company recognized the decision retroactively to January 1, 2026, as provided for in its California Interim Rates Memorandum Account (IRMA).

Q2 2026 net income was $56.5 million, or $0.93 per diluted share, compared to net income of $42.2 million, or $0.71 per diluted share, in Q2 2025. Q2 2026 revenue was $308.6 million, compared to revenue of $265.0 million in Q2 2025.

•	IRMA revenue related to the delayed 2024 CA GRC and implementation of new rates added $15.3 million, $9.2 million of which related to Q1 2026.

•	Rate changes and changes in regulatory mechanisms added $15.0 million.

•	Increased customer consumption increased revenue by $4.1 million due to variability in climate conditions between the two quarters.

•	Deferred revenue expected to be collected within the next 24 months related to prior year regulatory mechanisms added $9.3 million of revenue.

Q2 2026 operating expenses were $237.7 million, compared to operating expenses of $213.1 million in Q2 2025.

•	Water production costs increased by $6.3 million, primarily due to increases in wholesale water rates.

•	Other operations expenses increased by $13.4 million, of which $7.9 million related to recognized deferred revenue related to prior year’s regulatory mechanisms and $2.1 million related to conservation program activities.

•	Depreciation and amortization expenses decreased by $6.5 million due to lower depreciation rates in California approved in the 2024 CA GRC.

•	Income taxes increased by $7.0 million as a result of a reduction in the Tax Cuts and Jobs Act (TCJA) deferred accrued income tax amortization and higher pre-tax income.

YTD 2026 Financial Results Also Reflect Resolution of the 2024 CA GRC

YTD 2026 net income was $60.5 million, or $1.01 per diluted share, compared to YTD 2025 net income of $55.5 million, or $0.93 per diluted share. YTD 2026 revenue was $523.2 million, compared to YTD 2025 revenue of $468.9 million.

•	IRMA revenue related to the delayed 2024 CA GRC and implementation of new rates added $15.3 million.

•	Rate changes and changes in regulatory mechanisms added $29.5 million.

•	Deferred revenue expected to be collected within the next 24 months related to prior year regulatory mechanisms added $8.5 million of revenue.

YTD 2026 operating expenses were $434.1 million compared to YTD 2025 operating expenses of $394.8 million.

•	Water production costs increased by $14.7 million, primarily due to increases in wholesale water rates.

•	Other operations expenses increased by $15.8 million, of which $8.0 million related to recognized deferred revenue related to prior year’s regulatory mechanisms and $2.6 million related to conservation program activities.

•	Depreciation and amortization expenses decreased by $2.5 million due to lower depreciation rates in California approved in the 2024 CA GRC.

•	Income taxes increased by $6.0 million as a result of a reduction in the TCJA deferred accrued income tax amortization and higher pre-tax income.

“Receiving the final decision in our 2024 CA GRC provides the regulatory framework needed to continue investing in the infrastructure our customers depend on, while supporting long-term earnings and cash flow visibility,” said Chairman and Chief Executive Officer Martin A. Kropelnicki. “The decision authorizes meaningful rate adjustments through 2028, approximately $1.68 billion of infrastructure investments through 2027, and new revenue stabilization mechanisms that better align cost recovery with our investment profile and help mitigate the impacts of changes in customer water usage.”

“During the quarter, we also achieved a record level of infrastructure investment as we continue modernizing and strengthening our water systems across our service territories. In addition, we made meaningful progress on our planned acquisition of Nexus Water Group's systems in Nevada and Oregon, including filing Change of Control applications with the applicable regulatory agencies. Finally, we declared our 326th consecutive quarterly dividend,” Kropelnicki added. “These actions reflect our disciplined approach to investing in our business, growing our regulated footprint, and creating long-term value for our customers, communities, and stockholders.”

Cal Water Receives Final Decision on the 2024 CA GRC

Subsidiary California Water Service Company (Cal Water) received a final decision from the CPUC on its 2024 CA GRC and Infrastructure Improvement Plan on April 30, 2026.

The decision authorizes rate adjustments expected to increase company-wide revenue by $90.5 million, or 10.9%, in 2026; $43.2 million, or 4.7%, in 2027; and $48.9 million, or 5.1%, in 2028. In addition, the decision authorizes approximately $1.45 billion of pre-approved infrastructure investments through 2027 to support continued delivery of safe, clean, and reliable water service, with up to an additional $229 million of projects eligible for recovery through the CPUC's advice letter process.

The decision also renews key revenue stabilization mechanisms, including the Monterey-style Water Revenue Adjustment Mechanism and water production incremental cost balancing accounts, establishes a new Sales Reconciliation Mechanism, and approves a rate design that increases recovery of fixed costs regardless of water sales. These mechanisms are designed to support more predictable cost recovery while helping mitigate the financial impact of customer usage variability and other uncertain costs.

Company Invests a Record $147 Million in Infrastructure in Second Quarter 2026

In the second quarter of 2026, the Company invested $147 million in infrastructure needed to continue providing safe, reliable water supply to customers, compared to $119 million in the second quarter of 2025. Through the first half of 2026, the Company invested a record $276.4 million in infrastructure, compared to $229.5 million invested in the first half of 2025. Overall, based on the final 2024 CA GRC decision, the Company anticipates investing up to $627 million in 2026.

Company Continues to Make Progress on Water System Acquisitions

In February 2026, the Company announced an agreement to acquire Nexus Water Group’s water and wastewater systems in Nevada and Oregon for approximately $218 million. The transaction is expected to add approximately 36,000 customer equivalent residential units and about $109 million of rate base, further strengthening its position as a leading regulated water and wastewater utility in the western United States.

The acquisition remains subject to customary regulatory approvals and closing conditions, but remains on track with the Company filing Change of Control applications with the public utilities commissions in Nevada and Oregon in April and continuing integration activities.

In Texas, the Company received notification that its change in control application has been deemed complete by the Public Utility Commission of Texas.

Company Delivers Strong Dividend Performance

During the first quarter, the Company announced its intent to increase the annual dividend by 8%, or $0.10 per common share, which is expected to result in an annualized dividend of $1.34 per common share. The Board of Directors has declared a quarterly dividend in the amount of $0.3350 per common share that will be payable on August 21, 2026 to stockholders of record as of August 10, 2026. This marks the Company’s 326th consecutive quarterly dividend and its 59th annual dividend increase.

For additional details, please see the Form 10-Q which will be available at:

www.calwatergroup.com/investors/financials-filings-reports/sec-filings, or listen to the earnings teleconference or teleconference replay.

Quarterly Earnings Teleconference Scheduled

The quarterly teleconference will take place on July 30, 2026, at 8 a.m. PT/11 a.m. ET. To join, dial 1-800-715-9871 or 1-646-307-1963 and key in ID# 5478283, or access the live audio webcast at

edge.media-server.com/mmc/p/p8cvrm58/.

A replay of the call will be available from 2 p.m. ET on July 30, 2026, through September 28, 2026, at 1-800-770-2030 or 1-609-800-9909 by keying in ID# 5478283, or by accessing the webcast above. The call will be hosted by Chairman and Chief Executive Officer Martin A. Kropelnicki and Senior Vice President, Chief Financial Officer and Treasurer James P. Lynch. Prior to the call, the Company will publish a slide presentation on its website.

About California Water Service Group

Group is the parent company of regulated utilities Cal Water, Hawaii Water Service, New Mexico Water Service and Washington Water Service, as well as Texas Water Service (TWSC, Inc.), a utility holding company. Together, these companies provide regulated and non-regulated water and wastewater service to more than 2.2 million people in California, Hawaii, New Mexico, Washington, and Texas. Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“PSLRA”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the PSLRA. Forward-looking statements in this news release are based on currently available information, expectations, estimates, assumptions and projections and our management’s beliefs, assumptions, judgments and expectations about us, the water utility industry and general economic conditions. These statements are not statements of historical fact. When used in our documents, statements that are not historical in nature, including words like will, would, expects, intends, plans, believes, may, could, estimates, assumes, anticipates, projects, progress, predicts, hopes, targets, forecasts, should, seeks or variations of these words or similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements in this news release include, but are not limited to, statements describing the Company’s expected financial performance, expectations regarding the Company’s plans and proposals pursuant to the 2024 CA GRC and the anticipated closing of the Company’s acquisition of Nexus Water Group’s Nevada and Oregon subsidiaries and expected integration of the acquired systems and benefits resulting from the acquisition. Forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks. Consequently, actual results or outcomes may vary materially from what is contained in a forward-looking statement. Factors that may cause actual results or outcomes to be different than those expected or anticipated include, but are not limited to: the outcome and timeliness of regulatory commissions’ actions concerning rate relief and other matters, including with respect to general rate cases and other regulatory proceedings; the impact of opposition to rate increases; our ability to recover costs; federal governmental and state regulatory commissions’ decisions, including decisions on proper disposition of property; changes in state regulatory commissions’ policies and procedures; changes in California State Water Resources Control Board water quality standards; changes in environmental compliance and water quality requirements, such as the United States Environmental Protection Agency’s (EPA) finalization of a National Primary Drinking Water Regulation (NPDWR) establishing legally enforceable maximum contaminant levels (MCL) for PFAS in drinking water in 2024 as well as legal challenges to such MCLs; EPA’s proposed new PFAS rulemaking, including impacts to the current PFAS NPDWR; the impact of weather, climate change, natural disasters, including wildfires and landslides and actual or threatened public health emergencies, including disease outbreaks, on our operations, water quality, water availability, water sales and operating results and the adequacy of our emergency preparedness; electric power interruptions, especially as a result of public safety power shutoff programs; availability of water supplies; our ability to invest or apply the proceeds from the issuance of common stock in an accretive manner; consequences of eminent domain actions relating to our water systems; increased risk of inverse condemnation losses as a result of the impact of weather, climate change and natural disasters, including wildfires and landslides; shifts in population, including housing and customer growth; issues with the implementation, maintenance or security of our information technology and operational technology systems; physical and cyber security risks and threats and the adequacy of our efforts to mitigate such risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with the unions; changes in customer water use patterns and the effects of conservation, including as a result of drought conditions; our ability to complete, in a timely manner or at all, successfully integrate and achieve anticipated benefits from announced acquisitions, including the Oregon, Nevada and BVRT acquisitions; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; risks associated with expanding our business and operations, including into other geographic areas; the impact of stagnating or worsening business and economic conditions, including inflationary pressures, general economic slowdown or a recession, changes in tariff policy, the interest rate environment, changes in monetary policy, adverse capital markets activity or macroeconomic conditions as a result of geopolitical conflicts, including ongoing conflicts in the Middle East, and the prospect of shutdowns of the U.S. federal government; the impact of market conditions and volatility on unrealized gains or losses on our non-qualified benefit plan investments and our operating results; the impact of weather and timing of meter reads on our accrued and unbilled revenue; the impact of evolving legal and regulatory requirements, including sustainability requirements; the impact of the evolving U.S. political environment and changes effected, proposed, or threatened by the U.S. federal government that has led to, in some cases, legal challenges and uncertainty around the funding, functioning and policy priorities of U.S. federal regulatory agencies and the status of current and future regulations; and other risks and unforeseen events described in our Securities and Exchange Commission (“SEC”) filings. In light of these risks, uncertainties and assumptions, investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the Annual Report on Form 10-K, Quarterly 10-Q and other reports filed from time-to-time with the SEC. We are not under any obligation and we expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. A credit rating is not a recommendation to buy, sell or hold any securities, may be changed at any time by the applicable ratings agency and should be evaluated independently of any other information.

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CALIFORNIA WATER SERVICE GROUP

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands, except per share data)	June 30, 2026	December 31, 2025
ASSETS
Utility plant:
Utility plant	$6,182,880	$5,909,242
Less accumulated depreciation and amortization	(1,371,706)	(1,329,652)
Net utility plant	4,811,174	4,579,590
Current assets:
Cash and cash equivalents	43,445	51,820
Restricted cash	45,697	45,553
Receivables:
Customers, net	72,315	56,322
Short-term regulatory assets	91,122	72,511
Other, net	48,327	49,004
Accrued and unbilled revenue, net	56,695	39,674
Materials and supplies	18,334	19,784
Taxes, prepaid expenses, and other assets	31,250	19,760
Total current assets	407,185	354,428
Other assets:
Regulatory assets	334,709	339,865
Goodwill	37,063	37,063
Other assets	364,833	360,219
Total other assets	736,605	737,147
TOTAL ASSETS	$5,954,964	$5,671,165
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock, $0.01 par value; 136,000 shares authorized, 61,839 and 59,638 outstanding on June 30, 2026 and December 31, 2025, respectively	$618	$596
Additional paid-in capital	1,070,262	973,454
Retained earnings	749,745	729,276
Accumulated other comprehensive loss	(13,152)	(13,922)
Noncontrolling interests	2,619	2,571
Total equity	1,810,092	1,691,975
Long-term debt, net	1,471,948	1,471,968
Total capitalization	3,282,040	3,163,943
Current liabilities:
Current maturities of long-term debt, net	590	2,270
Short-term borrowings	205,000	130,000
Accounts payable	201,432	175,729
Short-term regulatory liabilities	94,248	25,458
Accrued other taxes	3,744	6,048
Accrued interest	13,115	12,976
Other accrued liabilities	62,541	65,683
Total current liabilities	580,670	418,164
Deferred income taxes	466,636	450,946
Regulatory liabilities	903,905	929,814
Pension	95,191	94,226
Advances for construction	211,191	210,638
Contributions in aid of construction	305,106	297,016
Other long-term liabilities	110,225	106,418
Commitments and contingencies
TOTAL CAPITALIZATION AND LIABILITIES	$5,954,964	$5,671,165

CALIFORNIA WATER SERVICE GROUP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating revenue	$308,596	$264,954	$523,169	$468,927
Operating expenses:
Operations:
Water production costs	91,843	85,503	163,172	148,494
Administrative and general	36,221	33,317	69,907	67,491
Other operations	45,144	31,695	76,377	60,531
Maintenance	9,150	9,043	17,516	16,711
Depreciation and amortization	29,536	36,029	69,500	71,985
Income tax expense	13,872	6,915	13,946	7,950
Property and other taxes	11,931	10,643	23,688	21,611
Total operating expenses	237,697	213,145	434,106	394,773
Net operating income	70,899	51,809	89,063	74,154
Other income and expenses:
Non-regulated revenue	6,241	4,911	11,462	9,992
Non-regulated expenses	(3,579)	(2,868)	(9,036)	(6,334)
Other components of net periodic benefit credit	2,288	4,589	6,260	9,389
Allowance for equity funds used during construction	2,085	1,898	4,164	3,695
Income tax expense on other income and expenses	(1,716)	(1,752)	(3,107)	(3,455)
Net other income	5,319	6,778	9,743	13,287
Interest expense:
Interest expense	20,809	17,464	40,428	33,973
Allowance for borrowed funds used during construction	(1,044)	(927)	(2,112)	(1,784)
Net interest expense	19,765	16,537	38,316	32,189
Net income	56,453	42,050	60,490	55,252
Net loss attributable to noncontrolling interests	(12)	(118)	(12)	(247)
Net income attributable to California Water Service Group	$56,465	$42,168	$60,502	$55,499
Earnings per share of common stock:
Basic	$0.94	$0.71	$1.01	$0.93
Diluted	$0.93	$0.71	$1.01	$0.93
Weighted average shares outstanding:
Basic	60,357	59,574	60,030	59,542
Diluted	60,434	59,629	60,105	59,590
Dividends per share of common stock	$0.34	$0.34	$0.67	$0.64